SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     / /

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MEDIQ INCORPORATED
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
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    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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
                                 [ MEDIQ LOGO ]

                               MEDIQ INCORPORATED
                                ONE MEDIQ PLAZA
                       PENNSAUKEN, NEW JERSEY 08110-1460

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 5, 1996

                         ------------------------------

                                                                January 29, 1996

To The Stockholders:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of MEDIQ Incorporated, which will be held at 10:00 a.m. on Tuesday, March 5, 1996, at the Company's corporate headquarters, One MEDIQ Plaza, Pennsauken, New Jersey, for the following purposes:

          1. To elect a Board of eight Directors; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on January 25, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     The Company's Annual Report for fiscal 1995 is enclosed.

     WHETHER OR NOT YOU PLAN TO ATTEND THE 1996 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          EUGENE M. SCHLOSS, JR.
                                          Secretary

                                 [ MEDIQ LOGO ]

                               MEDIQ INCORPORATED
                                ONE MEDIQ PLAZA
                       PENNSAUKEN, NEW JERSEY 08110-1460

                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MEDIQ Incorporated (the 'Company'), a Delaware corporation, for use at the 1996 Annual Meeting of Stockholders, which will be held at 10:00 a.m. on Tuesday, March 5, 1996 at the Company's corporate headquarters, One Mediq Plaza, Pennsauken, New Jersey 08110-1460, and at any postponements or adjournments thereof. This proxy statement and the accompanying forms of proxy are first being mailed to stockholders on or about January 29, 1996.

     Shares represented by properly executed proxy cards received by the Company at or prior to the meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR the election of the nominees for director named in this proxy statement. As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their best judgment.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked at any time before it is voted at the meeting by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date, or by attending the 1996 Annual Meeting and voting by ballot at the meeting. Only stockholders of record at the close of business on January 25, 1996, the record date for the meeting, will be entitled to vote at the Annual Meeting.

     The cost of this proxy statement will be paid by the Company. Additional solicitation by mail, telephone, telecopy or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

                            QUORUM AND OTHER MATTERS

     The presence at the 1996 Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the total number of votes authorized to be cast by outstanding shares of all authorized classes of the Company's capital stock at the close of business on January 25, 1996 is necessary to constitute a quorum. In determining whether a quorum exists, holders of shares will be treated as being present at the Annual Meeting if the holders of such shares are present in person or are represented by valid proxies, whether the proxy cards granting such proxies are marked as casting a vote or abstaining or are left blank.

     In the election of directors, assuming a quorum is present, the eight nominees receiving the highest number of votes cast at the Annual Meeting will be elected directors. Stockholders do not have cumulative voting rights in the election of directors. The affirmative vote of a majority of the votes cast at the meeting is required for the approval of any other matter to come before the annual meeting. In determining the number of votes cast, shares abstaining from voting and shares held in street name that are indicated as not being voted due to lack of discretionary authority will not be treated as votes cast.

     The Company has two classes of outstanding stock, Common Stock ('Common Stock'), par value $1.00 per share and Series A Preferred Stock ('Preferred Stock'), par value $.50 per share. At the close of business on January 25, 1996, the record date for the Annual Meeting, there were outstanding 18,370,193 shares of Common Stock, and 6,356,928 shares of Preferred Stock.

     The holders of shares of Common Stock are entitled to one vote per share. The holders of shares of Preferred Stock are entitled to ten votes per share. The Common Stock and Preferred Stock generally vote together as a single class, except that pursuant to the Company's Certificate of Incorporation, the nominees for director who are not officers or employees of the Company ('Outside Directors') are to be elected at the 1996 Annual Meeting solely by the holders of Common Stock, voting as a separate class.

     As of January 25, 1996, members of the Company's Board of Directors and the executive officers of the Company beneficially owned in the aggregate 4,747,217 shares of Common Stock and 4,295,153 shares of Preferred Stock, or approximately 26% and 68% of the outstanding Common Stock and Preferred Stock, respectively (including for this purpose shares held by the Rotko Trust). Consequently, the members of the Board and executive officers have the right to vote approximately 58% of the total outstanding votes on all matters scheduled to come before the meeting, other than on the election of Outside Directors, who are elected by the holders of Common Stock voting as a single class. In the election of Outside Directors, members of the Board and executive officers have the right to vote approximately 26% of the total outstanding votes (including for this purpose shares owned by the Rotko Trust). Each director and executive officer has advised the Company that he or she intends to vote his or her shares of Common Stock and Preferred Stock for the election of those persons nominated by the Board for reelection as directors (including those persons nominated as Outside Directors).

                            1. ELECTION OF DIRECTORS

     A Board of eight directors will be elected at the 1996 Annual Meeting. All directors are elected annually and, if elected, will hold office until the next annual meeting of stockholders, and thereafter until the election and qualification of their successors.

NOMINEES FOR ELECTION AS DIRECTORS

     Set forth below is certain information concerning the nominees for election as a director. The nominees for election as Outside Directors, to be elected solely by the holders of Common Stock, voting as a separate class, are: Sheldon
M. Bonovitz, Lionel Felzer, Mark S. Levitan, H. Scott Miller and Jacob A. Shipon. Each nominee for director is currently serving as a director of the Company. Although the Board has no reason to anticipate that any nominee will decline or be unable to serve, in case any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee, or the Board may elect to reduce the number of directors.


  NAME AND OFFICES                        DIRECTOR
  WITH THE COMPANY                AGE      SINCE                       PRINCIPAL OCCUPATION AND EXPERIENCE
-----------------------          ----     -------   ----------------------------------------------------------------------
Michael J. Rotko                  57       1965     Partner, Drinker Biddle & Reath, a law firm (since 1993); formerly U.S.
  Chairman of the Board                             Attorney, Eastern District of Pennsylvania (1993); previously First
  of Directors                                      Assistant U.S. Attorney, Eastern District of Pennsylvania (1990-1993);
                                                    previously Attorney in private practice

Jacob A. Shipon                   57       1981     Physician in private practice; formerly Director, Copelco Financial
  Vice Chairman of the                              Services Group, Inc.
  Board of Directors

Thomas E. Carroll                 52       1995     President and Chief Executive Officer (since 1995); formerly President
  President and Chief                               and Chief Operating Officer of MEDIQ/PRN (1994-95); formerly Executive
  Executive Officer of                              Vice President and Chief Operating Officer of MEDIQ/PRN (1990-94)
  the Company

Michael F. Sandler                50       1994     Senior Vice President, Finance and Chief Financial Officer (since 1988)
  Director, Senior Vice                             and Treasurer (since 1991); Vice President and Chief Financial Officer,
  President -- Finance,                             PCI Services, Inc. (pharmaceutical packaging) and Director, and formerly
  Treasurer and Chief                               Vice President and Chief Financial Officer, NutraMax Products, Inc.
  Financial Officer                                 (manufacturer of private label health and personal care products);
                                                    Director, Mental Health Management, Inc. (provider of behavioral healthcare services) and Innoserv Technologies, Inc. (medical equipment support services)

Sheldon M. Bonovitz               58       1995     Partner, Duane, Morris & Heckscher, a law firm; Director of Comcast
  Director                                          Corporation (cable and cellular technologies) and Surgical Laser
                                                    Technologies, Inc. (medical technologies)

Lionel Felzer                     72       1968    Retired; formerly Senior Vice President and Treasurer of the Company
  Director

Mark S. Levitan                   62       1981     Chairman of the Board of Directors of HOMECARE USA (home medical
  Director                                          equipment rentals); Vice President -- Consulting Division, MedQuist Inc.
                                                    (healthcare information services); formerly Partner, Management
                                                    Partners, Inc. (healthcare consultants), which was acquired in 1994 by
                                                    MedQuist Inc.; previously Executive Vice President and Chief Operating
                                                    Officer of the Company

H. Scott Miller                   46       1992     President, Miller International Associates, Inc. (merchant banking)
  Director                                          (since 1994); formerly Manager, Private Investor Group, Miller, Anderson
                                                    & Sherrerd (financial management services) (1989-1993)

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held 21 meetings (including action by unanimous consent) during the fiscal year ended September 30, 1995. The Board has three standing committees, the Compensation Committee, the Stock Option Committee and the Audit Committee. In addition, from time to time the Board establishes committees of limited duration for special purposes, and in fiscal 1995 the Board appointed a Special Committee. The full Board serves as a nominating committee, and will consider nominees recommended by stockholders in writing, addressed to the Secretary of the Company, not later than October 1 of each year for consideration by stockholders at the next following annual meeting of stockholders. During fiscal 1995, all directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board on which they served.

     The Compensation Committee.  Messrs. Miller and Rotko, Dr. Shipon, Bessie
G. Rotko, who resigned as a director of the Company in November, 1995, and Bernard J. Korman, the Company's former President who resigned as a director in January, 1996, served as members of the Compensation Committee during the 1995 fiscal year. This committee reviews categories of compensation levels of the Company's employees and determines guidelines for future compensation, including incentive compensation. This committee held one formal meeting during the 1995 fiscal year.

     The Stock Option Committee. Messrs. Miller and Rotko, Dr. Shipon and Mrs. Rotko served as members of the Stock Option Committee during the 1995 fiscal year. This committee is authorized to grant options to officers and key employees of the Company pursuant to the Company's Stock Option Plan. This committee held one meeting during the 1995 fiscal year.

     The Audit Committee. Messrs. Felzer, Miller and Rotko, Dr. Shipon and Mrs. Rotko served as members of the Audit Committee during the 1995 fiscal year. The primary responsibilities of this committee are to recommend annually the independent public accountants for appointment by the Board as auditors for the Company, review the scope of the audit made by the accountants, review the audit reports submitted by the accountants, conduct such other reviews as the committee deems appropriate and make reports and recommendations to the Board within the scope of its functions. This committee did not hold any formal meetings during the 1995 fiscal year.

     The Special Committee. In November 1994, a Special Committee was formed for the purpose of exploring alternative ways to maximize shareholder value. Messrs. Miller and Rotko and Dr. Shipon served as members of the Special Committee during the 1995 fiscal year. This committee held 18 meetings during the 1995 fiscal year.

     Compensation of Directors. Directors who are executive officers of the Company or of any subsidiary of the Company receive no additional compensation for their service as directors or as members of committees of the Board. Directors who are not executive officers received an annual director's fee of $15,000 for their services in such capacity during fiscal 1995. In addition, the members of the Special Committee received a special director's fee of $50,000 for their services performed during fiscal 1995 with respect to that Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's shares of Common Stock and certain other persons (collectively, 'Covered Persons') to file with the Securities and Exchange Commission and the American Stock Exchange, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of shares of Common Stock and certain other securities of the Company.

     Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with on a timely basis in fiscal 1995.

                                2. OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the 1996 Annual Meeting, other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 25, 1996, the beneficial ownership of shares of the Company's Common Stock and Preferred Stock by: (1) each person who is known by the Company to be the beneficial owner of more than 5% of such shares; (ii) each nominee for director of the Company; (iii) each of the Company's executive officers named in the Summary Compensation Table (included elsewhere herein); and (iv) all directors and executive officers of the Company as a group. This information is based upon information provided to the Company by such persons.


                                                           COMMON STOCK                      PREFERRED STOCK
                                                 ---------------------------------  ---------------------------------
                                                                     PERCENT                            PERCENT
                                                    NUMBER          OF CLASS           NUMBER          OF CLASS
                  NAME(1)(2)                      OF SHARES        OUTSTANDING       OF SHARES        OUTSTANDING
-----------------------------------------------  ------------  -------------------  ------------  -------------------
Michael J. Rotko(3)                                   448,655             2.4%           448,655             7.1%
Thomas E. Carroll(4)                                  135,580               *
Michael F. Sandler(5)                                 175,594               *
Sheldon M. Bonovitz                                       100               *
Lionel Felzer(6)                                      380,013             2.1%               490               *
Mark S. Levitan(7)                                      5,150               *
H. Scott Miller(8)                                      3,600               *              4,300               *
Jacob A. Shipon(9)                                      1,650               *              1,650               *
All directors and executive officers
  as a group (9 persons)(10)                        1,282,468             6.9%           455,095             7.2%
Bessie G. Rotko(11)                                 3,811,458            20.7%         3,840,058            60.4%
Bernard J. Korman(12)                               2,052,411            10.9%           801,030            12.6%

------------------
* Less than one percent.
 (1) Unless otherwise indicated, beneficial ownership is based on sole voting and dispositive power with respect to the shares, and shares are held by the person listed or members of his or her family. Shares of common stock which the individual has the right to acquire, upon exercise of options and in certain other circumstances, are deemed to be outstanding and beneficially owned by the individual.

 (2) The address of each person listed in the table is c/o One MEDIQ Plaza, Pennsauken, NJ 08110-1460, except for Mr. Korman whose address is 3001 Red Lion Road, Philadelphia, PA 19114-1123.

 (3) Michael J. Rotko is the son of Bessie G. Rotko. See footnote 11. Includes 7,308 shares of Common Stock and 7,308 shares of Preferred Stock, respectively, held as custodian for children. Mr. Rotko is a trustee of the Trust described in footnote 11, and may be deemed a beneficial owner of the shares owned by the Trust.

 (4) Includes 2,225 shares of Common Stock owned by Mr. Carroll's spouse and children and 127,680 shares of Common Stock which may be acquired upon exercise of convertible debentures, upon exercise of stock options and held in retirement accounts.

 (5) Includes 171,094 shares of Common Stock which may be acquired upon exercise of stock options and held in retirement accounts.

 (6) Lionel Felzer is the brother-in-law of Bessie G. Rotko. Includes 124,035 shares of Common Stock which is held by a trust for the benefit of Mr. Felzer's wife, 31,726 shares of Common Stock which may be acquired upon exercise of stock options, 2,837 shares of Common Stock held in a retirement account, and 490 shares of Preferred Stock held in a retirement account.

 (7) Includes 2,060 shares of Common Stock held in a retirement account.

 (8) Mr. Miller provides financial advisory services to the Trust described in footnote 11. Includes 3,600 shares of Common Stock and 2,700 shares of Preferred Stock held in a retirement account and 1,600 shares of Preferred Stock held by the estate of Mr. Miller's mother.

 (9) Jacob A. Shipon is the son-in-law of Bessie G. Rotko. Excludes 459,007 shares of Common Stock and 458,757 shares of Preferred Stock which are owned beneficially by Judith M. Shipon, Dr. Shipon's spouse, and as to which Dr. Shipon disclaims beneficial ownership. Judith M. Shipon is a trustee of the Trust described in footnote 11, and may be deemed a beneficial owner of the shares owned by the Trust.

(10) Includes an aggregate of 136,405 shares of Common Stock and 9,398 shares of Preferred Stock beneficially owned and an aggregate of 381,768 shares of Common Stock and 2,700 shares of Preferred Stock which may be acquired upon exercise of stock options, acquired upon conversion of convertible debentures and held in retirement accounts.

(11) Mrs. Rotko resigned as a director effective November 29, 1995. Mrs. Rotko is the income beneficiary, during her lifetime, of the Rotko Trust, a trust created by her late husband, Bernard B. Rotko, M.D., who was the founder of the Company. The trust holds 3,570,969 shares of Common Stock and 3,570,969 shares of Preferred Stock. The Trustees, Bessie G. Rotko, Michael J. Rotko, Judith M. Shipon and PNC Bank, National Association, share voting and investment power with respect to these shares, which are not included in the amounts set forth as being beneficially owned by the other named Trustees as individuals.

(12) Mr. Korman resigned as a director effective January 1, 1996. Includes 21,204 shares of Common Stock and 21,204 shares of Preferred Stock, held as custodian for children, 36,800 shares of Common Stock owned by Mr. Korman's spouse, and 399,681 shares of Common Stock which may be acquired upon conversion of convertible debentures and held in retirement accounts.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation paid or accrued for the Company's Chief Executive Officer and the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered to the Company and its subsidiaries during fiscal years 1995, 1994 and 1993. The table also shows all such compensation paid to Bernard J. Korman, the Company's former President and Chief Executive Officer, who resigned from such positions on October 23, 1995.


                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                                    ANNUAL COMPENSATION(1)  ------------------
                                                                                                SECURITIES
                                                                    ----------------------      UNDERLYING
              NAME AND PRINCIPAL POSITION                  YEAR      SALARY $    BONUS $     STOCK OPTIONS(#)
-------------------------------------------------------  ---------  ----------  ----------  ------------------
Thomas E. Carroll(2)                                          1995     265,000     206,000              --
  President and Chief                                         1994     213,000      18,000              --
  Executive Officer                                           1993     200,000          --              --

Michael F. Sandler                                            1995     250,000     100,000              --
  Senior Vice President --                                    1994     250,000     104,000              --
  Finance, Treasurer & Chief                                  1993     235,000          --         165,000(3)
  Financial Officer

Bernard J. Korman (4)                                         1995     435,000          --              --
  Former President and                                        1994     435,000(5)       --              --
  Chief Executive Officer                                     1993     395,000          --         500,000(3)

------------------
(1) The Company has omitted in the Summary Compensation Table information concerning the value of perquisites and other personal benefits which, in the aggregate, do not exceed the lesser of $50,000 or 10% of the salary and bonus reported for the named executive officers.

(2) Mr. Carroll was elected as President and Chief Executive Officer of the Company in October, 1995, to succeed Mr. Korman. During fiscal year 1995 Mr. Carroll was the President and Chief Operating Officer of MEDIQ/PRN Life Support Services, the Company's principal subsidiary.

(3) Represents outstanding options to acquire shares of the Company's Common Stock for which exercise prices were reduced in August 1993 in connection with the distribution to the Company's stockholders of the stock of Mental Health Management, Inc. Pursuant to the rules of the Securities & Exchange Commission, these options were reported as new grants for fiscal 1993.

(4) Mr. Korman also received interest of $49,000, $42,000 and $38,000 for 1995, 1994 and 1993, respectively, on certain compensation deferred in prior fiscal years.

(5) In November 1994, Mr. Korman's compensation was increased, effective as of October 1, 1993.

STOCK OPTIONS

     The following table provides information relating to the value of unexercised options held by the above-named executive officers at the end of fiscal 1995.

                UNEXERCISED STOCK OPTIONS AT FISCAL YEAR END (1)


                                NUMBER OF SECURITIES UNDERLYING                 VALUE OF UNEXERCISED
          NAME               UNEXERCISED OPTIONS AT YEAR END(#)(2)      IN-THE-MONEY OPTIONS AT YEAR END(3)
-------------------------  -----------------------------------------  ----------------------------------------
Thomas E. Carroll                              7,500                                $     15,000
Michael F. Sandler                           165,000                                $    383,000
Bernard J. Korman(4)                         500,000                                $  1,300,000

------------------
(1) No stock options or stock appreciation rights ('SARs') were granted to or exercised by the named executive officers in fiscal 1995.

(2) Options are to acquire shares of the Company's Common Stock. All options indicated are currently exercisable.

(3) Based upon the closing prices at September 30, 1995.

(4) In January 1996, Mr. Korman exercised options to acquire 500,000 shares of Common Stock.

RETIREMENT PLAN

     The following table shows the estimated annual pension benefits payable upon retirement to participants of the Company's noncontributory defined benefit pension plan (the 'Pension Plan') for various salary levels and years of service:




     AVERAGE ANNUAL                   ESTIMATED ANNUAL BENEFITS
  COMPENSATION DURING               PAYABLE AT AGE 65 FOR VARIOUS
    PLAN MEMBERSHIP                   YEARS OF PLAN MEMBERSHIP
------------------------  -------------------------------------------------
                              10             20           30           40
                          ----------    -----------  -----------  -----------
        $500,000          $   68,212  $   112,000  $   104,000  $   104,000
         400,000              54,212      107,479      104,000      104,000
         300,000              40,212       79,479      104,000      104,000
         200,000              26,212       51,479       76,658       89,432
         100,000              12,212       23,479       34,658       40,432

     Average annual benefits are based upon the participant's annual compensation (including bonuses and similar special pay), as more fully defined in the Pension Plan, over the number of years of participation up to a maximum of 35 years. During fiscal 1995, the maximum amount of annual compensation which may be included for Pension Plan purposes was $150,000 (not reflected in figures above). The figures shown above apply under the Pension Plan as of December 31, 1995. Estimated annual benefits are determined in part by the average Social Security wage base during the 35 years ending in the year of Social Security Normal Retirement Age. The benefit amounts listed are not subject to any deduction for Social Security or other offset amounts. As a result of limitations imposed under Federal income tax law, the maximum annual benefit payable under the Pension Plan for 1995 is $120,000, although the amount will be actuarially adjusted in accordance with Federal income tax regulations if payments commence prior to or following the date that unreduced Social Security benefits become payable. As of December 31, 1995, Messrs. Carroll, Sandler and Korman had 7, 7 and 21 years of service credited, respectively, under the Pension Plan.

EMPLOYMENT AGREEMENTS

     In January 1995, the Company's Board of Directors appointed a Special Committee for the purpose of exploring alternative ways of maximizing stockholder value, including a possible sale of the stock or assets of the Company or certain of its subsidiaries (a 'Sale Transaction'). Following this determination, the Company entered into employment agreements with certain of its employees, including Messrs. Carroll and Sandler, to assure their continued services during the Special Committee's deliberations and any Sale Transaction.

     In April 1995, the Company entered into a two-year employment agreement with Mr. Carroll under which he agreed to serve as President and Chief Operating Officer of MEDIQ/PRN. Mr. Carroll was subsequently appointed as President and Chief Executive Officer of the Company. This agreement provides Mr. Carroll with a one-time special payment of $100,000, an annual salary of at least $265,000, and an incentive bonus of up to 60% of his base salary based on the achievement of performance criteria approved by the Compensation Committee. In addition, the agreement provides for a special bonus to be paid to Mr. Carroll if a Sale Transaction or change-in-control were to occur (as defined in the agreement). Mr. Carroll's bonus payable upon such an event would be equal to the sum of .25% of the aggregate value, up to $375 million, of MEDIQ/PRN as determined by such event plus 1.5% of the value of MEDIQ/PRN in excess of $375 million. The agreement also provided that, if the Board of Directors determined not to proceed with a Sale Transaction, it would grant to Mr. Carroll 10-year options to purchase 100,000 shares of Common Stock and stock appreciation rights equal to 2% of the increase, over certain specified periods, of the earnings of MEDIQ/PRN before interest, taxes, depreciation and amortization expense, as calculated pursuant to a formula contained in the agreement. Pursuant to the agreement, in October 1995, following the Board of Director's determination not to proceed with a Sale Transaction, the Company granted the options to Mr. Carroll at an exercise price of $4.00, the fair market value of the Common Stock as of the date of grant, and issued to him the stock appreciation rights.

     In June 1995, the Company entered into an employment agreement with Mr. Sandler (which replaced a prior agreement entered into in 1988). The agreement provides for a minimum annual salary of $250,000 and an incentive bonus based on the achievement of performance criteria approved by the Compensation Committee. The agreement also provides for a special bonus to be paid to Mr. Sandler upon a Sale Transaction, based on the value realized by the Company's stockholders in the event of such a transaction. If the stockholders were to receive a share value of $6.50 or more, Mr. Sandler would receive $500,000 plus $1,000 for each $.01 by which the share value received by the stockholders exceeded $6.50. If the share value received by the stockholders was less than $6.50, Mr. Sandler would receive a bonus of $200,000 plus an additional amount at the discretion of the Board of Directors.

     The employment agreements also include other provisions relating to benefits, confidentiality and other provisions customary in agreements of this nature. In addition, Mr. Carroll has agreed not to compete with the business of MEDIQ/PRN for one year following the termination of his employment under certain circumstances.

     Mr. Korman resigned as President and Chief Executive Officer of the Company in October 1995 and as a director of the Company in January 1996. In connection with Mr. Korman's resignation, he and the Company entered into a severance agreement providing, among other things, for Mr. Korman to provide certain consulting and transitional services to the Company and for him to receive three years of severance pay at the annual rate of $395,000.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's compensation arrangements reflect the philosophy of the Compensation Committee and Stock Option Committee (which in fiscal 1995 consisted of the members of the Compensation Committee other than Mr. Korman), and the Board of Directors as a whole, that a significant portion of the annual compensation of the Company's Chief Executive Officer and the Company's other executive officers should generally be linked to the Company's performance. The Company's compensation programs are designed to provide competitive financial rewards for successfully meeting the Company's strategic and operating objectives, with the purposes of retaining personnel and supporting a performance-oriented environment.

     The Company has an incentive compensation plan which rewards executive officers based upon individual performance and the achievement of targeted financial objectives. The plan provides for annual cash bonuses for the Company's executive officers ranging from 0% to 60% of base salary, with each executive officer becoming entitled to receive a percentage of his or her bonus potential based upon the extent that the targeted objectives are met. Through this plan, a significant portion of each executive officer's annual total compensation is placed at risk in order to provide an incentive toward sustained high performance. In fiscal 1995, the incentive compensation bonus potential for Messrs. Carroll and Sandler was entirely dependent upon the Company's operating performance, without regard to individual achievements. Mr. Korman did not receive any incentive compensation with respect to fiscal 1995.

     In fiscal 1995, in light of the activities of the Special Committee in exploring a possible sale of the Company or its assets, the Company entered into employment agreements with certain employees, including Messrs. Carroll and Sandler (as described above). These employment agreements were entered into in order to assure the individual's continued services during the Special Committee's deliberations and any resulting transaction. These agreements were approved by the Special Committee and the Board of Directors. The Compensation Committee did not take any other action with respect to these executive officers or Mr. Korman in fiscal 1995.

     It is the Company's policy to use stock options to provide a link between compensation and the market performance of the Company's stock, and to focus management's attention on the enhancement of shareholder value. However, in light of the activities of the Special Committee, no stock options were granted in fiscal 1995.

     Following the Board of Directors' determination not to proceed with a Sale Transaction, the Stock Option Committee, in December 1995, granted stock options to acquire an aggregate of 980,000 shares of Common Stock to 35 officers and managers of the Company and certain subsidiaries at the then market price, including options to acquire 150,000 shares of Common Stock granted to Mr. Carroll. These options will vest over five years.

COMPENSATION COMMITTEE

    Bernard J. Korman (resigned January 1996)
    H. Scott Miller
    Bessie G. Rotko (resigned November 1995)
    Michael J. Rotko
    Jacob A. Shipon

STOCK PERFORMANCE CHART

     The following chart compares the percentage change in the cumulative total stockholder return on an investment in the Company's Common Stock with the Standard & Poor's ('S&P') 500 Index and the S&P Medical Products and Supplies Index. The graph assumes that $100 was invested on October 1, 1990 in the Company's Common Stock and at the same time in each of the Standard & Poor's indexes. The comparison assumes that all dividends were reinvested. The historical performance as reported below provides no assurances that this performance will continue in the future.



                                    [GRAPHIC]








             Mediq             S & P         S & P Medical Products
          Incorporated       500 Index         & Supplies Index
          ------------       ---------       ----------------------
9/90         100               100                  100
9/91         158               131                  157
9/92         197               146                  153
9/93         206               165                  116
9/94         184               171                  148
9/95         250               221                  239

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Korman, formerly the Company's President, served on the Compensation Committee of the Board of Directors during fiscal year 1995 and also was Chairman of the Board of Directors of NutraMax Products, Inc. and PCI Services, Inc. The Company owns approximately 47% of the outstanding Common Stock of each company. During fiscal 1995, the Company was paid $100,000 by each of NutraMax Products, Inc. and PCI Services, Inc. for accounting, legal, tax and other services performed by the Company. The Company is a party to tax allocation/sharing agreements with each of NutraMax and PCI, which provide that the Company will be reimbursed for any future tax assessment against the Company resulting from such other company's operations, and the Company will reimburse such other company for any future tax benefit resulting from its operations, for periods of time during which such other Company was a member of the Company's consolidated federal tax group. NutraMax was included in the Company's consolidated group until August 1991 and PCI was included in the Company's consolidated group until January 1992. NutraMax and PCI obtain certain of their insurance through the Company's insurance programs. For the fiscal year ended September 30, 1995, NutraMax paid $409,000 and PCI paid $322,000 of insurance premiums under these programs.

OTHER

     Michael J. Rotko is a partner in the law firm of Drinker Biddle & Reath, which provided legal services to the Company during fiscal year 1995 and in prior years. The Company was not charged by Drinker Biddle & Reath for any of Mr. Rotko's time on Company matters. Sheldon M. Bonovitz is a partner in the law firm of Duane, Morris & Heckscher, which provided legal services to the Company in 1995 and in prior years.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has not yet met to consider the appointment of an accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 1996. Deloitte & Touche, Certified Public Accountants, audited the financial statements of the Company and its subsidiaries for the fiscal year ended September 30, 1995 and a representative of Deloitte & Touche will be present at the meeting, and will be available to respond to appropriate questions from shareholders.

                             STOCKHOLDERS PROPOSALS

     Any stockholder who wishes to submit a proposal for presentation at the 1997 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than October 1, 1996.

                                   FORM 10-K

     The Company will furnish to each person whose proxy is being solicited, upon written request, any exhibit described in the list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibit(s). Requests for copies of such exhibit(s) should be directed to the Secretary of the Company, at the Company's principal address as shown on the cover page of this proxy statement.

                                                             COMMON STOCK PROXY

                               MEDIQ Incorporated
                                 One MEDIQ Plaza
                          Pennsauken, New Jersey 08110
          This Proxy is solicited on behalf of the Board of Directors.

      The undersigned hereby appoints Michael J. Rotko and Thomas E. Carroll as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of MEDIQ Incorporated held of record by the undersigned on January 25, 1996, at the annual meeting of shareholders to be held on March 5, 1996, or any adjournment(s) thereof.


1. ELECTION OF DIRECTORS

     The nominees for election as Directors are: Sheldon M. Bonovitz, Thomas E. Carroll, Lionel Felzer, Mark S. Levitan, H. Scott Miller, Michael J. Rotko, Michael F. Sandler and Jacob A. Shipon.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for election as Directors and FOR proposal 2.


                  (Continued and to be signed on reverse side)

/X/ Please mark your
    votes as in this
    example.

                         FOR        WITHHELD      Please sign exactly as name
                                                  appears below. When shares
1. Election of                                    are held by joint tenants,
   Directors -           /  /         /  /        both should sign. When
   For, except                                    signing as attorney, or as
   vote withheld from the following nominee(s):   executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full Corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.


                                                  _____________________________
                                                            Signature

                                                  _____________________________
                                                    Signature if held jointly

                                                  Dated: _______________ , 1996

                                                     Please promptly mark,
                                                     sign, date and return
                                                     the proxy card using
                                                     the enclosed envelope.

                                                          PREFERRED STOCK PROXY
                               MEDIQ Incorporated
                                One MEDIQ Plaza
                          Pennsauken, New Jersey 08110
          This Proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints Michael J. Rotko and Thomas E. Carroll as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Preferred Stock of MEDIQ Incorporated held of record by the undersigned on January 25, 1996, at the annual meeting of shareholders to be held on March 5, 1996, or any adjournment(s) thereof.

1. ELECTION OF DIRECTORS
   The nominees for election as Directors are: Thomas E. Carroll, Michael J. Rotko, and Michael F. Sandler.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for election as Directors and FOR proposal 2.

                 (Continued and to be signed on reverse side.)

/X/ Please mark your
    votes as in this
    example.

                         FOR        WITHHELD      Please sign exactly as name
                                                  appears below. When shares
1. Election of                                    are held by joint tenants,
   Directors -           /  /         /  /        both should sign. When
   For, except                                    signing as attorney, or as
   vote withheld from the following nominee(s):   executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full Corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.


                                                  _____________________________
                                                            Signature

                                                  _____________________________
                                                    Signature if held jointly

                                                  Dated: _______________ , 1996

                                                     Please promptly mark,
                                                     sign, date and return
                                                     the proxy card using
                                                     the enclosed envelope.